                                                                    Exhibit 99.1

                                 [HALOZYME LOGO]
                                  THERAPEUTICS

HALOZYME CONTACT                                  INVESTOR RELATIONS CONTACTS
David A. Ramsay                                   Ina McGuinness / Bruce Voss
Chief Financial Officer                           Lippert/Heilshorn & Associates
(858) 794-8889                                    (310) 691-7100
dramsay@halozyme.com                              imcguinness@lhai.com

                                                  MEDIA CONTACT
                                                  Kathy W. Sweeney
                                                  Mentus
                                                  858-455-5500, x230
                                                  kwitz@mentus.com

              HALOZYME THERAPEUTICS SIGNS COMMERCIAL MANUFACTURING
                        AGREEMENT WITH AVID BIOSERVICES

SAN DIEGO, FEBRUARY 17, 2005 - Halozyme Therapeutics, Inc. (AMEX: HTI), a development stage biopharmaceutical company developing and commercializing recombinant human enzymes, today announced it has signed a commercial manufacturing supply agreement with Avid Bioservices, Inc., a wholly owned subsidiary of Peregrine Pharmaceuticals, Inc. (NASDAQ: PPHM). Avid will manufacture under current good manufacturing practice (cGMP) Halozyme's first recombinant human enzyme, which will be used in Cumulase(TM) and Enhanze SC(TM), Halozyme's first two product candidates. Cumulase and Enhanze SC will offer synthetic alternatives to impure slaughterhouse-derived enzymes currently used in the infertility and ophthalmology markets. Halozyme anticipates that it will begin the next phase of manufacturing in early March of 2005.

"The signing of this commercial manufacturing agreement is the result of the strong working partnership between Avid Bioservices and Halozyme and represents a key milestone toward building the long term success of Avid," said Jay Treat, PhD, Avid's COO. "Since Avid's formation in January of 2002, our goal has been to become a premier service partner by integrating our efforts with our clients as if we were their own process sciences and manufacturing departments."

"We are pleased to contract with Avid for the commercial manufacturing of our recombinant human enzyme, which will be used in Cumulase and Enhanze SC," said Jonathan Lim, MD, Halozyme's Chairman and CEO. "With Avid's solid capabilities in cGMP manufacturing, we are well positioned to launch Cumulase in Europe and rapidly advance our products to the U.S. market pending FDA clearance."

                                    - more -

HALOZYME THERAPEUTICS SIGNS MANUFACTURING AGREEMENT WITH AVID BIOSERVICES
PAGE 2

Halozyme's recombinant human enzyme technology replaces current animal slaughterhouse-derived enzymes that carry risks of animal pathogen contamination and immunogenicity. The versatility of the first enzyme, rHuPH20, will enable Halozyme to simultaneously market the product as a medical device, drug enhancement agent, and therapeutic biologic.

ABOUT AVID BIOSERVICES, INC.

Avid Bioservices provides a comprehensive range of cGMP manufacturing services for the biotechnology and biopharmaceutical industries. Avid has manufactured cGMP clinical supplies for Phase I through Phase III clinical trials. The company's comprehensive range of cGMP services includes cell banking, stability testing, clinical product manufacturing and purification, bulk packaging, final product filling and regulatory support. The company also provides a variety of process development activities, including cell line optimization, analytical method development and product characterization. Avid has ten years of antibody manufacturing experience producing monoclonal antibodies and recombinant proteins in batch, fed-batch and perfusion modes. For more information about Avid, please visit http://www.avidbio.com. Information on Peregrine Pharmaceuticals, Inc. may be found at http://www.peregrineinc.com.

ABOUT HALOZYME THERAPEUTICS, INC.

Halozyme Therapeutics, Inc. is a development stage biopharmaceutical company dedicated to developing and commercializing recombinant human enzymes for the infertility (Cumulase), ophthalmology (Enhanze SC), and oncology (Chemophase) communities. The company's portfolio of products in development is based on intellectual property covering the family of human enzymes known as hyaluronidases. The first recombinant human hyaluronidase (rHuPH20) is being developed by Halozyme as a medical device (Cumulase), drug enhancement agent (Enhanze SC), and therapeutic biologic (Chemophase).

SAFE HARBOR STATEMENT

In addition to historical information, the statements set forth above include forward-looking statements (including, without limitation, statements concerning: (i) Halozyme's intention to begin the next phase of manufacturing,
(ii) the development of Halozyme's products, and (iii) regulatory approval for Halozyme's products) that involve risk and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The forward-looking statements are also identified through use of the words "believe," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including regulatory approval requirements and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the company's reports on Forms 10-KSB, 10-QSB and other filings with the Securities and Exchange Commission.

                                       ###